INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
FloridaFirst Bancorp, Inc.
Lakeland, Florida


         We consent to the incorporation by reference in this Registration Statement of FloridaFirst Bancorp, Inc. on Form S-8 of our report dated November 2, 2001, except for Note 13 which is December 6, 2001 and Note 18 which is March 5, 2002, incorporated by reference in the Annual Report on Form 10-K of FloridaFirst Bancorp, Inc. for the year ended September 30, 2001.




                                              /S/HACKER, JOHNSON & SMITH PA
                                              -----------------------------
                                              HACKER, JOHNSON & SMITH PA



March 14, 2002

Tampa, Florida